 Filed pursuant to Rule 424(b)(3)

Registration No. 333-283537

PROSPECTUS

705,015 Shares

Common Stock Offered by the Selling Stockholder

This prospectus relates to the resale from time to time of up to 705,015 shares of common stock, par value $0.001 per share (the “Common Stock”), of Monopar Therapeutics Inc. by the selling stockholder identified in this prospectus (the “Selling Stockholder”), including its pledgees, assignees, donees, transferees or successors-in-interest. We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed, pursuant to an agreement that we are party to with the Selling Stockholder, to bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholder would be responsible for paying any discounts, commissions and similar expenses, if any, incurred for the sale of these shares of our Common Stock.

The Selling Stockholder, or its pledgees, assignees, donees, transferees or successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “MNPR.” On December 16, 2024, the last reported sale price of our Common Stock was $26.70 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the section entitled “Risk Factors” on page 5 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission (“SEC”), in any applicable prospectus supplement and in any other documents we file with the SEC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 17, 2024.

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”), and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our Common Stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. In addition, documents filed after the date hereof that are deemed incorporated by reference herein may modify and supersede the information in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”

In this prospectus, references to “Monopar,” “Monopar Therapeutics,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to Monopar Therapeutics Inc., a Delaware corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors” beginning on page 5 of this prospectus.

Overview

Monopar Therapeutics is a clinical-stage biotechnology company with late-stage ALXN-1840 for Wilson disease, and radiopharma programs including Phase 1-stage MNPR-101-Zr for imaging advanced cancers, and Phase 1a-stage MNPR-101-Lu and late preclinical-stage MNPR-101-Ac225 for the treatment of advanced cancers.

On October 23, 2024, we obtained an exclusive worldwide license for the development and commercialization of ALXN-1840, a drug candidate for Wilson disease, from the Selling Stockholder. As part of the consideration for the license, we agreed to issue shares of our Common Stock to the Selling Stockholder. For a detailed description of the transactions with the Selling Stockholder, see the section entitled “Selling Stockholder” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under our agreement with the Selling Stockholder and to provide for the resale by the Selling Stockholder of the shares of Common Stock offered hereby.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●

reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus and in the documents incorporated by reference herein;

●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until December 31, 2024, the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to waive this exemption and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure.

Corporate Information

We were formed as a Delaware limited liability company in December 2014, with the name Monopar Therapeutics, LLC. In December 2015, we converted to a Delaware C corporation. Our principal executive offices are located at 1000 Skokie Blvd, Suite 350, Wilmette, IL 60091. Our telephone number is (847) 388-0349. Our corporate website is located at www.monopartx.com. Any information contained in, or that can be accessed through our website, is not incorporated by reference in this prospectus.

THE OFFERING

Common Stock Offered by Selling Stockholder	Up to 705,015 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder.

Risk Factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Nasdaq Capital Market Symbol	“MNPR”

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding to invest in our Common Stock, you should consider carefully the risk factors, and all of the other information, in our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, as well as the risks, uncertainties and other information in subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus, all of which are incorporated by reference herein. This risk factor disclosure should be viewed together with all other information contained or incorporated by reference in this prospectus and any prospectus supplements or free writing prospectuses that we authorize for use in connection with this offering before you make a decision to invest in our Common Stock. If any of the risk factors incorporated by reference herein, were to materialize, our business, financial condition, results of operations, and future growth prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part of or all of your investment in our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporated by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this prospectus are forward-looking statements. The words “hopes,” “believes,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “expects,” “intends,” “may,” “could,” “should,” “would,” “will,” “continue,” and similar expressions are intended to identify forward-looking statements. The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

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our ability to raise sufficient funds in order for us to support continued clinical, regulatory and commercial development of our programs and to make contractual future milestone payments, as well as our ability to further raise additional funds in the future to support any future product candidate programs through completion of clinical trials, the approval processes and, if applicable, commercialization;

●	our ability to raise funds on acceptable terms;
●	our ability to find a suitable pharmaceutical partner or partners to further our development efforts, under acceptable financial terms;
●

risks and uncertainties associated with our or any development partners' research and development activities, including preclinical studies, clinical trials, regulatory submissions, and manufacturing and quality expenses;

●	known and unknown risks associated with developing radiopharmaceutical therapeutics and imaging agents and copper-chelating therapies;
●	the uncertainty of timeframes for our clinical trials and regulatory reviews for approval to market products;
●	our ability to address the fulfillment and logistical challenges posed by the potential time-limited shelf-life of our current radiopharmaceutical programs or future drug candidates;
●	our ability to obtain an adequate supply at reasonable costs of radioisotopes that we are currently using or that we may incorporate into our drug candidates;
●	uncertainties related to the regulatory discussions we intend to initiate related to ALXN-1840 and the outcome thereof;
●

the rate of market acceptance and competitiveness in terms of pricing, efficacy and safety, of any products for which we receive marketing approval, and our ability to competitively market any such products as compared to larger pharmaceutical companies;

●	the difficulties of commercialization, marketing and product manufacturing and overall strategy;
●	uncertainties of intellectual property position and strategy including new discoveries and patent filings;
●

our ability to attract and retain experienced and qualified key personnel and/or to find and utilize external sources of experience, expertise and scientific, medical and commercialization knowledge to complete product development and commercialization of new products;

●	the risks inherent in our estimates regarding the level of needed expenses, capital requirements and the availability of required additional financing at acceptable terms;
●

the impact of the U.S. Presidential and Congressional election results affecting the economy and future government laws and regulations including increased governmental control of healthcare and pharmaceuticals, resulting in direct price controls driving lower prices, other governmental regulations affecting cost requirements and structures for selling therapeutic or imaging products, and recent governmental legislation affecting other industries which may indirectly increase our costs of obtaining goods and services and our cost of capital;

●	the uncertain impact any resurgence of COVID-19 or another pandemic could have on our ability to advance our clinical programs and raise additional financing;
●

the cumulative impact of domestic and global inflation, volatility in financial markets and/or the potential for an economic recession increasing our costs of obtaining goods and services or making financing more difficult to obtain on acceptable terms or at all;

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the uncertain impact of the Russia-Ukraine war, the Israel-Hamas war, or any potential future conflicts on our clinical material manufacturing expenses and timelines, as well as on general political, economic, trade and financial market conditions; and

●	uncertainty of our financial projections and operational timelines and the development of new competitive products and technologies.

Although we believe that the risk assessments identified in such forward-looking statements are appropriate, we can give no assurance that such risks will materialize. Cautionary statements addressing forward-looking statements are disclosed in the “Risk Factors” sections of the documents incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements. We undertake no obligation to update any statements made in this prospectus or the documents incorporated by reference herein, including without limitation any forward-looking statements, except as required by law.

Any forward-looking statements in this prospectus or incorporated by reference herein reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances projected in this information.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the Selling Stockholder to sell shares of our Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale or other disposition of the shares held by the Selling Stockholder and offered hereby.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus. The Selling Stockholder would be responsible for paying any discounts, commissions or other similar fees and expenses in connection with the sale of the shares of Common Stock offered by this prospectus.

SELLING STOCKHOLDER

On October 23, 2024, we executed a License Agreement (the “License Agreement”) with Alexion Pharmaceuticals, Inc. (the “Selling Stockholder” or “Alexion”), pursuant to which Alexion granted us an exclusive worldwide license for the development and commercialization of ALXN-1840, a drug candidate for Wilson disease.

As part of the initial upfront consideration for the License Agreement, we issued Alexion 387,329 shares (representing 9.9% of our then outstanding shares) of our Common Stock.  The issuance of shares of our Common Stock was made pursuant to a separate Common Stock Investment Agreement with Alexion (the “Equity Agreement”), pursuant to which we also agreed to an anti-dilution provision that entitles Alexion to receive additional shares at no cost to maintain their 9.9% ownership after any subsequent issuances of common stock to third parties until we raise $25.0 million of common equity capital, subject to a maximum of 705,015 shares, unless we obtain stockholder approval to issue additional shares.

As of the date of this prospectus, we have raised $20.2 million of the $25.0 million limit to Alexion’s anti-dilution right and we have issued an aggregate of 522,501 shares of Common Stock to Alexion (the 387,329 initial shares plus 135,172 pursuant to the anti-dilution provision).

Pursuant to the Equity Agreement, we also agreed to file the registration statement, of which this prospectus forms a part, within forty-five (45) days of October 23, 2024.

In addition to the consideration payable in shares of Common Stock, a cash payment of $1.0 million was paid at the time of signing of the License Agreement and the remaining $3.0 million was due to be paid within ninety (90) days. Additionally, we are obligated to milestone payments of up to $94.0 million for achievement of regulatory approval and sales related milestones. In addition, we are obligated to pay tiered royalties based on net sales in the low- to mid-double digit range.  We have also given Alexion the right of first negotiation regarding any rights should we intend to sublicense ALXN-1840.  Furthermore, we will have to pay Alexion a percentage in the mid-double digits of any sublicensing income received by us.  As part of this License Agreement, we have assumed an agreement from Alexion, under which we will also owe a third-party single digit millions cash milestone payment upon regulatory approval in Europe and a single digit percentage royalty on net sales in Europe.

The foregoing summary descriptions of the License Agreement and the Equity Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to the documents incorporated by reference herein.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholder as of November 26, 2024. The information in the table below is based upon certain information obtained from the Selling Stockholder. When we refer to the “Selling Stockholder” in this prospectus, we mean the Selling Stockholder listed in the table below as offering shares, as well as its donees, pledgees, transferees or other successors-in-interest. The Selling Stockholder may sell all, some or none of the shares subject to this prospectus. See “Plan of Distribution.”

In the table below, the number of shares of Common Stock beneficially owned prior to the offering for the Selling Stockholder includes only the shares of Common Stock we have already issued to the Selling Stockholder. The Selling Stockholder may receive additional shares as a result of the anti-dilution right described above for no additional consideration. The percentages of shares owned before and after the offering are based on 5,277,796 shares of Common Stock outstanding as of November 26, 2024.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock to be Beneficially Owned After Offering(2)
			Number of Shares of Common Stock
Name of Selling Stockholder	Number	Percentage	Being Offered(1)	Number	Percentage
Alexion Pharmaceuticals, Inc. (2)	522,501	9.9%	705,015	—	—%

(1)

This amount represents the maximum amount we may issue to the Selling Stockholder under the anti-dilution provision of the Equity Agreement, unless we obtain stockholder approval to issue additional shares. We are unable to predict how many additional shares will actually be issued to the Selling Stockholders as it depends on the terms of future sales of our Common Stock. We do not know when or in what amounts the Selling Stockholder may offer shares for sale. The Selling Stockholder might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholder.

(2)	The address of the Selling Stockholder is 121 Seaport Blvd., Boston, Massachusetts 02210. The Selling Stockholder is a subsidiary of AstraZeneca PLC.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, and may also position and resell a portion of the block as a principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether conducted through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through one or more agents;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered by the Selling Stockholder will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the Selling Stockholder meets the criteria and conform to the requirements of that rule.

Any broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the date on which all of the shares of Common Stock offered hereby have actually been sold or all of the shares of Common Stock are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and the legends have been removed from such securities in accordance with the requirements of the Equity Agreement.

LEGAL MATTERS

Certain legal matters will be passed on for us by Baker & Hostetler LLP.

EXPERTS

The consolidated financial statements of Monopar Therapeutics Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our Common Stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement or to the documents incorporated by reference herein for copies of the actual contract, agreement or other document.

We file annual, quarterly and current reports, information statements and proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement of which this prospectus forms a part, at the SEC’s website at www.sec.gov. We also maintain a website at http://www.monopartx.com. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10- Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus are a part the information and documents listed below that we have filed with the SEC:

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024 (the “2023 Form 10-K”);

●

our Current Reports on Form 8-K, filed with the SEC on February 28, 2024, May 24, 2024, August 9, 2024, October 24, 2024, and October 30, 2024, to the extent the information in such reports is filed and not furnished; and

●

the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on September 30, 2019, as supplemented by the “Description of Capital Stock” incorporated by reference herein from Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Monopar Therapeutics Inc., Attention: Corporate Secretary, 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091. Our phone number is (847) 388-0349. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus on our corporate website at www.monopartx.com. The information on our website is not incorporated by reference and is not a part of this prospectus.

PROSPECTUS

December 17, 2024